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                                  EXHIBIT 5.1
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                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 Peachtree Street N.E.
                                   Suite 1600
                             Atlanta, Georgia 30303
                                 (404) 572-6600



                               September 3, 1998



Mariner Post-Acute Network, Inc.
One Ravinia Drive
Suite 1500
Atlanta, GA  30346

  Re:  Amendment No. 1 to Registration Statement on Form S-8
       Paragon Health Network, Inc. Long Term Incentive Plan  and
       Evergreen Healthcare, Inc. Employees' 401(k) Profit Sharing Plan (collectively, the "Plans")

Ladies and Gentlemen:

     We have served as counsel for Mariner Post-Acute Network, Inc. (formerly, "Paragon Health Network, Inc."), a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to Amendment No. 1 to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 4,010,724 shares (the "Shares") of common stock, $.01 par value, of the Company, to be offered and sold by the Company pursuant to the Plans.

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the shares to be issued pursuant to the Plans as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

     We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized and that upon the issuance and delivery of the Shares and payment therefor as provided in the Plans and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.
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Mariner Post-Acute Network, Inc.
September 3, 1998
Page 2

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                              Very truly yours,

                              /s/ Powell, Goldstein, Frazer & Murphy LLP

                              POWELL, GOLDSTEIN, FRAZER & MURPHY LLP